Exhibit 99.1

Second Quarter 2010 Earnings Release and Supplemental Information

DuPont Fabros Technology, Inc.	(202) 728-0044	Investor Relations Contact:
1212 New York Avenue, NW	www.dft.com	Mr. Christopher A. Warnke
Suite 900	NYSE: DFT	investorrelations@dft.com
Washington, D.C. 20005		(202) 478-2330

Second Quarter 2010 Results

Table of Contents

Earnings Release	1-4

Consolidated Statements of Operations	5

Reconciliations of Net Income to Funds From Operations and Adjusted Funds From Operations	6

Consolidated Balance Sheets	7

Consolidated Statements of Cash Flows	8

Operating Properties	9

Lease Expirations	10

Development Projects	11

Debt Summary	12

Selected Unsecured Debt Metrics and Capital Structure	13

Common Share and Operating Partnership Unit Weighted Average Amounts Outstanding	14

2010 Guidance	15

DuPont Fabros Technology, Inc. 1212 New York Avenue, NW Suite 900 Washington, D.C. 20005 (202) 728-0044

Note: This press release supplement contains certain non-GAAP financial measures that management believes are helpful in understanding the company’s business, as further discussed within this press release supplement. These financial measures, which include Funds From Operations, Adjusted Funds From Operations, Funds From Operations per share and Adjusted Funds From Operations per share, should not be considered as an alternative to net earnings or any other GAAP measurement of performance or as an alternative to cash flows from operating, investing or financing activities. Furthermore, these non-GAAP financial measures are not intended to be a measure of cash flow or liquidity. Information included in this supplemental package is unaudited.

NEWS

DUPONT FABROS TECHNOLOGY, INC. REPORTS SECOND QUARTER 2010 RESULTS

Revenues up 21.3%; FFO up 31.8%

FFO guidance range raised

WASHINGTON, DC, — August 3, 2010—DuPont Fabros Technology, Inc. (NYSE: DFT) today reported results for the quarter ended June 30, 2010. All per share results are reported on a fully diluted basis.

Highlights

•

Executed eight new triple-net leases and renewed one triple-net lease totaling 17.66 megawatts (“MW”), representing approximately $337 million of total contract value over the respective lease terms. All operating properties are 100% leased.

•	Raised approximately $305 million through the issuance of 13.8 million shares of common stock.

•	Closed on an $85 million unsecured revolving credit facility.

•	Increased revenues 21.3% and increased Funds From Operations (“FFO”) 31.8% as compared to the second quarter of 2009.

•

Subsequent to the end of the second quarter, executed a new pre-lease at our New Jersey development totaling 1.14 MW, or 6% of the building, and renewed an expiring 2014 lease in Reston, Virginia until 2017.

•	Commenced development of the first phases of two developments, one in Ashburn, Virginia and another in Santa Clara, California.

Hossein Fateh, President and Chief Executive Officer said, “Our successful equity offering and the execution of a new line of credit positions us to continue our growth through ground-up development. We remain on time and on budget to deliver two data centers in the fourth quarter of 2010 and two new developments during the third quarter of 2011. These four fully-funded developments will add 67 megawatts of critical load to our operating portfolio, an increase of 57%, and diversify our geographic markets with two new locations.”

Second Quarter 2010 Results

For the quarter ended June 30, 2010, the company reported earnings of $0.13 per share compared to earnings of $0.08 per share for the second quarter of 2009. Revenues increased 21.3%, or $10.4 million, to $59.3 million for the second quarter of 2010 over the second quarter of 2009.

FFO for the quarter ended June 30, 2010 was $0.33 per share compared to $0.28 per share for the quarter ended June 30, 2009. The difference is primarily due to:

•	Higher operating income of $0.10 per share due to the lease up of certain operating properties; partially offset by

•	Higher interest expense of $0.05 per share primarily due to higher debt balances and rates.

Six Months Ended June 30, 2010 Results

For the six months ended June 30, 2010, the company reported earnings of $0.22 per share compared to earnings of $0.13 per share for the year ago period. Revenues increased 21.4%, or $20.5 million, to $116.2 million for the first half of 2010 over the first half of 2009.

FFO for the six months ended June 30, 2010 was $0.63 per share compared to $0.54 per share for the year ago period. The difference is primarily due to:

•	Higher operating income of $0.22 per share due to the lease up of certain operating properties; partially offset by

•	Higher interest expense of $0.13 per share primarily due to higher debt balances and rates.

Portfolio Update

During the second quarter of 2010, the company executed eight new triple-net leases and a renewal of one triple-net lease totaling 17.66 MW of critical load and 110,400 raised square feet with an average lease term of 9.0 years. These leases represent approximately $337 million of contract value to the company.

•	Five leases were at CH1 totaling 9.53 MW of critical load and 63,300 raised square feet.

•	One lease was at ACC5 Phase I totaling 1.14 MW of critical load and 5,400 raised square feet.

•	Two pre-leases were at ACC5 Phase II totaling 5.69 MW of critical load and 27,400 raised square feet.

•	One lease was renewed at VA3 totaling 1.30 MW of critical load and 14,300 raised square feet.

Subsequent to the second quarter of 2010, the company executed a new pre-lease at NJ1 Phase I totaling 1.14 MW of critical load and 5,400 raised square feet with a lease term of 10.1 years. In addition, one lease expiring in 2014 was renewed until 2017 at VA3 totaling 0.81 MW of critical load and 9,700 raised square feet.

As of the date of this press release, the company’s stabilized operating portfolio’s critical load is 100% leased and, for the new developments yet to be completed in 2010, ACC5 Phase II is 88% pre-leased and NJ1 Phase I is 6% pre-leased.

Capital Markets Update

In May 2010, the company sold 13.8 million shares of common stock at a price of $23 per share, raising approximately $305 million in an underwritten public offering. The offering included 1.8 million shares issued upon exercise of the underwriters’ over-allotment option, which was exercised in full. Also in May 2010, the company entered into an $85 million unsecured revolving three-year (plus a one-year extension) credit facility with a syndicate of banks. The facility is at LIBOR plus 450 basis points (with a LIBOR floor of 1%). The facility includes a $15 million accordion feature available to the company. As of the date of this release, there have been no borrowings under this facility.

Development Update

NJ1 Phase I in Piscataway, New Jersey and ACC5 Phase II in Ashburn, Virginia were placed into development in December 2009 and the company currently expects each to be completed in the fourth quarter of 2010. SC1 Phase I in Santa Clara, California and ACC6 Phase I in Ashburn, Virginia were placed into development in May 2010 and the company currently expects each to be completed during the third quarter of 2011.

Dividend

The company declared a cash dividend of $0.12 per share in the second quarter of 2010 and paid this dividend in July 2010. This dividend represented an increase of 50% over the first quarter dividend.

2010 Guidance

The company has established an FFO guidance range of $0.33 to $0.36 per share for the third quarter of 2010. The primary difference between the company’s second quarter FFO and the midpoint of the third quarter 2010 FFO guidance is a decrease in interest expense due to increased capitalization of interest on development projects.

The company is increasing its FFO per share guidance range to $1.30 to $1.40 for the full year 2010 as compared to the prior guidance range of $1.25 to $1.35.

The assumptions underlying this guidance can be found on page 15 of this press release.

Second Quarter 2010 Conference Call and Webcast Information

The company will host a conference call to discuss these results tomorrow, Wednesday, August 4, 2010 at 10:00 a.m. ET. To access the live call, please visit the Investor Relations section of the company’s website at www.dft.com or dial 1-800-210-9006 (domestic) or 1-719-325-2201 (international). A replay will be available for seven days by dialing 1-877-870-5176 (domestic) or 1-858-384-5517 (international) using conference ID 9492003. The webcast will be archived on the company’s website for one year at www.dft.com on the Presentations & Webcasts page.

Third Quarter 2010 Conference Call

DuPont Fabros Technology, Inc. expects to announce third quarter 2010 results on Wednesday, November 3, 2010 and to host a conference call to discuss those results at 10:00 a.m. ET on Thursday, November 4, 2010.

About DuPont Fabros Technology, Inc.

DuPont Fabros Technology, Inc. (NYSE: DFT) is a real estate investment trust (REIT) and leading owner, developer, operator and manager of wholesale data centers. The company’s data centers are highly specialized, secure facilities used primarily by Internet and enterprise companies to house, power and cool the computer servers that support many of their most critical business processes. DuPont Fabros Technology, Inc. is headquartered in Washington, DC. For more information, please visit www.dft.com.

Forward-Looking Statements

Certain statements contained in this press release may be deemed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The matters described in these forward-looking statements include expectations regarding future events, results and trends and are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond the company’s control. The company faces many risks that could cause its actual performance to differ materially from the results contemplated by its forward-looking statements, including, without limitation, the risk that its assumptions underlying its 2010 FFO guidance are not realized, the risk that the company may be unable to obtain financing on favorable terms to facilitate, among other things, future development projects, the risk that the company is unable to satisfy the conditions required to exercise the extension option for the term loan secured by its ACC4 data center, the risks commonly associated with construction and development of new facilities (including delays in the company’s ability to complete new developments), risks relating to obtaining required permits and compliance with permitting, zoning, land-use and environmental requirements, the risks related to the leasing of space to third-party tenants, including the ability of the company to negotiate leases on terms that will enable it to achieve its expected returns, the risk that the company will be unable to acquire additional properties on favorable terms or at all, the risk that the company will not declare and pay dividends as anticipated for 2010 and the risk that the company may not be able to maintain its qualification as a REIT for federal tax purposes. The periodic reports that the company files with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2009 and its Form 10-Q for the quarter ended March 31, 2010, contain detailed descriptions of these and many other risks to which the company is subject. These reports are available on our website at www.dft.com. Because of the risks described above and other unknown risks, the company’s actual results, performance or achievements may differ materially from the results, performance or achievements contemplated by its forward-looking statements. The information set forth in this news release represents management’s expectations and intentions only as of the date of this press release. The company assumes no responsibility to issue updates to the forward-looking matters discussed in this press release.

DUPONT FABROS TECHNOLOGY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited and in thousands except share and per share data)

	Three months ended June 30,		Six months ended June 30,
	2010	2009	2010	2009
Revenues:
Base rent	$37,922	$27,757	$72,840	$54,402
Recoveries from tenants	18,071	16,364	37,561	33,106
Other revenues	3,299	4,746	5,800	8,178

Total revenues	59,292	48,867	116,201	95,686
Expenses:
Property operating costs	15,613	14,794	32,967	29,994
Real estate taxes and insurance	1,140	1,150	2,386	2,400
Depreciation and amortization	15,091	13,653	30,187	27,311
General and administrative	4,008	3,395	7,598	6,562
Other expenses	2,511	3,733	4,352	6,627

Total expenses	38,363	36,725	77,490	72,894

Operating income	20,929	12,142	38,711	22,792
Interest income	209	126	234	284
Interest:
Expense incurred	(10,050)	(5,606)	(21,679)	(11,013)
Amortization of deferred financing costs	(893)	(1,122)	(1,840)	(3,266)

Net income	10,195	5,540	15,426	8,797
Net income attributable to redeemable noncontrolling interests – operating partnership	(3,274)	(2,245)	(5,214)	(3,616)

Net income attributable to controlling interests	$6,921	$3,295	$10,212	$5,181

Earnings per share – basic:
Net income attributable to controlling interests per common share	$0.13	$0.08	$0.22	$0.13

Weighted average common shares outstanding	51,087,845	40,035,504	46,602,821	38,576,680

Earnings per share – diluted:
Net income attributable to controlling interests per common share	$0.13	$0.08	$0.22	$0.13

Weighted average common shares outstanding	52,408,654	40,617,869	47,899,114	38,867,863

Dividends declared per common share	$0.12	$—	$0.20	$—

DUPONT FABROS TECHNOLOGY, INC.

RECONCILIATIONS OF NET INCOME TO FFO AND AFFO (1)

(unaudited and in thousands except share and per share data)

	Quarter ended June 30,		Six months ended June 30,
	2010	2009	2010	2009

Net income	$10,195	$5,540	$15,426	$8,797
Depreciation and amortization	15,091	13,653	30,187	27,311
Less: Non real estate depreciation and amortization	(144)	(123)	(288)	(231)

FFO	$25,142	$19,070	$45,325	$35,877
Straight-line revenues	(9,955)	(3,820)	(17,842)	(7,345)
Amortization of lease contracts above and below market value	(635)	(1,745)	(1,433)	(3,489)
Loss on early extinguishment of debt	—	—	—	1,047
Compensation paid with Company common shares	1,003	507	1,795	819

AFFO	$15,555	$14,012	$27,845	$26,909

FFO per share - diluted	$0.33	$0.28	$0.63	$0.54

AFFO per share - diluted	$0.21	$0.21	$0.39	$0.40

Weighted average common shares and OP units outstanding - diluted	75,200,014	67,221,416	71,691,062	66,916,258

(1)	Funds from operations, or FFO, is used by industry analysts and investors as a supplemental operating performance measure for REITs. The Company calculates FFO in accordance with the definition that was adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. FFO, as defined by NAREIT, represents net income determined in accordance with GAAP, excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus specified non-cash items, such as real estate asset depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

The Company uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating expenses. The Company also believes that, as a widely recognized measure of the performance of equity REITs, FFO will be used by investors as a basis to compare the Company’s operating performance with that of other REITs. However, because FFO excludes real estate related depreciation and amortization and captures neither the changes in the value of the Company’s properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of the Company’s properties, all of which have real economic effects and could materially impact the Company’s results from operations, the utility of FFO as a measure of the Company’s performance is limited.

While FFO is a relevant and widely used measure of operating performance of equity REITs, other equity REITs may use different methodologies for calculating FFO and, accordingly, FFO as disclosed by such other REITs may not be comparable to the Company’s FFO. Therefore, the Company believes that in order to facilitate a clear understanding of its historical operating results, FFO should be examined in conjunction with net income as presented in the consolidated statements of operations. FFO should not be considered as an alternative to net income or to cash flow from operating activities (each as computed in accordance with GAAP) or as an indicator of our liquidity, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to pay dividends or make distributions.

The Company also presents FFO with supplemental adjustments to arrive at Adjusted FFO (“AFFO”). AFFO is FFO excluding straight-line revenue, non-cash stock based compensation, gain or loss on derivative instruments, acquisition of service agreements, below market lease amortization net of above market lease amortization and early extinguishment of debt costs. AFFO does not represent cash generated from operating activities in accordance with GAAP and therefore should not be considered an alternative to net income as an indicator of the Company’s operating performance or as an alternative to cash flow provided by operations as a measure of liquidity and is not necessarily indicative of funds available to fund the Company’s cash needs including the Company’s ability to pay dividends. In addition, AFFO may not be comparable to similarly titled measurements employed by other companies. The Company’s management uses AFFO in management reports to provide a measure of REIT operating performance that can be compared to other companies using AFFO.

DUPONT FABROS TECHNOLOGY, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands except share data)

	June 30, 2010	December 31, 2009
	(unaudited)
ASSETS
Income producing property:
Land	$44,001	$44,001
Buildings and improvements	1,439,973	1,438,598

	1,483,974	1,482,599
Less: accumulated depreciation	(142,861)	(115,225)

Net income producing property	1,341,113	1,367,374
Construction in progress and land held for development	439,617	330,170

Net real estate	1,780,730	1,697,544
Cash and cash equivalents	344,643	38,279
Marketable securities held to maturity	60,014	138,978
Restricted cash	5,854	10,222
Rents and other receivables	2,537	2,550
Deferred rent	75,206	57,364
Lease contracts above market value, net	14,917	16,349
Deferred costs, net	52,201	52,208
Prepaid expenses and other assets	13,287	9,551

Total assets	$2,349,389	$2,023,045

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Mortgage notes payable	$347,500	$348,500
Unsecured notes payable	550,000	550,000
Accounts payable and accrued liabilities	16,633	16,301
Construction costs payable	16,542	6,229
Accrued interest payable	3,182	3,510
Dividend and distribution payable	9,802	—
Lease contracts below market value, net	25,824	28,689
Prepaid rents and other liabilities	19,367	15,564

Total liabilities	988,850	968,793
Redeemable noncontrolling interests—operating partnership	551,379	448,811
Commitments and contingencies	—	—
Stockholders’ equity:
Preferred stock, par value $.001, 50,000,000 shares authorized, no shares issued or outstanding at June 30, 2010 and December 31, 2009	—	—
Common stock, par value $.001, 250,000,000 shares authorized, 59,233,574 shares issued and outstanding at June 30, 2010 and 42,373,340 shares issued and outstanding at December 31, 2009	59	42
Additional paid in capital	877,360	683,870
Accumulated deficit	(68,259)	(78,471)

Total stockholders’ equity	809,160	605,441

Total liabilities and stockholders’ equity	$2,349,389	$2,023,045

DUPONT FABROS TECHNOLOGY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited and in thousands)

	Six months ended June 30,
	2010	2009
Cash flow from operating activities
Net income	$15,426	$8,797
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	30,187	27,311
Straight line rent	(17,842)	(7,345)
Amortization of deferred financing costs	1,840	3,266
Amortization of lease contracts above and below market value	(1,433)	(3,489)
Compensation paid with Company common shares	1,795	819
Changes in operating assets and liabilities
Restricted cash	(145)	(288)
Rents and other receivables	13	(535)
Deferred costs	(2,302)	(2,189)
Prepaid expenses and other assets	(2,371)	1,501
Accounts payable and accrued liabilities	332	3,272
Accrued interest payable	(328)	(333)
Prepaid rents and other liabilities	2,338	385

Net cash provided by operating activities	27,510	31,172

Cash flow from investing activities
Investments in real estate – development	(88,312)	(76,661)
Marketable securities held to maturity:
Purchase	(60,014)	—
Redemption	138,978	—
Interest capitalized for real estate under development	(9,845)	(3,514)
Improvements to real estate	(1,745)	(1,204)
Additions to non-real estate property	(95)	(283)

Net cash used in investing activities	(21,033)	(81,662)

Cash flow from financing activities
Issuance of common stock	304,107	—
Line of credit:
Repayments	—	(6,060)
Mortgage notes payable:
Proceeds	—	181,726
Lump sum payoffs	—	(135,121)
Repayments	(1,000)	(500)
Return (payment) of escrowed proceeds	4,513	(19,000)
Exercises of stock options	309	—
Payments of financing costs	(2,614)	(4,169)
Dividends and distributions:
Common shares	(3,534)	—
Redeemable noncontrolling interests – operating partnership	(1,894)	—

Net cash provided by financing activities	299,887	16,876

Net increase (decrease) in cash and cash equivalents	306,364	(33,614)
Cash and cash equivalents, beginning	38,279	53,512

Cash and cash equivalents, ending	$344,643	$19,898

Supplemental information:
Cash paid for interest, net of amounts capitalized	$22,006	$11,347

Deferred financing costs capitalized for real estate under development	$834	$911

Construction costs payable capitalized for real estate under development	$16,542	$24,768

Redemption of OP units for common shares	$61,300	$82,700

Adjustments to redeemable non-controlling interests	$163,242	$(3,929)

DUPONT FABROS TECHNOLOGY, INC.

Operating Properties

As of June 30, 2010

Property	Property Location	Year Built/ Renovated	Gross Building Area (2)	Raised Square Feet (3)	Critical Load MW (4)	% Leased (5)
Stabilized (1)
ACC2	Ashburn, VA	2001/2005	87,000	53,000	10.4	100%
ACC3	Ashburn, VA	2001/2006	147,000	80,000	13.0	100%
ACC4	Ashburn, VA	2007	347,000	172,000	36.4	100%
ACC5 Phase I	Ashburn, VA	2009	180,000	88,000	18.2	100%
CH1 Phase I	Elk Grove Village, IL	2008	285,000	122,000	18.2	100%
VA3	Reston, VA	2003	256,000	147,000	13.0	100%
VA4	Bristow, VA	2005	230,000	90,000	9.6	100%

Total Operating Properties			1,532,000	752,000	118.8

(1)	Stabilized operating properties are either 85% or more leased or have been in service for 24 months or greater.
(2)	Gross building area is the entire building area, including raised square footage (the portion of gross building area where the tenants’ computer servers are located), tenant common areas, areas controlled by the Company (such as the mechanical, telecommunications and utility rooms) and, in some facilities, individual office and storage space leased on an as available basis to the tenants.
(3)	Raised square footage is that portion of gross building area where the tenants locate their computer servers. The Company considers raised square footage to be the net rentable square footage in each of its facilities.
(4)	Critical load (also referred to as IT load or load used by tenants’ servers or related equipment) is the power available for exclusive use by tenants expressed in terms of megawatt, or MW, or kilowatt, or kW (1 MW is equal to 1,000 kW).
(5)	Percentage leased is expressed as a percentage of critical load that is subject to an executed lease. Represents $157 million of base rent for the next twelve months on a straight-line basis for leases executed and/or amended as of June 30, 2010 over the non-cancellable terms of the respective leases and excludes approximately $2 million net amortization increase in revenue of above and below market leases. Base rent for the next twelve months on a cash basis as of June 30, 2010 is $132 million based on existing executed leases, assuming no additional leasing or changes to existing leases.

DUPONT FABROS TECHNOLOGY, INC.

Lease Expirations

As of June 30, 2010

The following table sets forth a summary schedule of lease expirations of the operating properties for each of the ten calendar years beginning with 2010. The information set forth in the table assumes that tenants exercise no renewal options and considers early tenant termination options.

Year of Lease Expiration	Number of Leases Expiring (1)	Raised Square Feet Expiring (in thousands) (2)	% of Leased Raised Square Feet	Total kW of Expiring Leases (3)	% of Leased kW	% of Annualized Base Rent
2010	—	—	—	—	—	—
2011	1	5	0.7%	1,138	1.0%	1.0%
2012	2	82	10.9%	7,340	6.2%	5.6%
2013	3	45	6.0%	4,630	3.9%	2.8%
2014 (4)	8	59	7.8%	8,700	7.3%	7.5%
2015	5	88	11.7%	15,575	13.1%	11.9%
2016	4	72	9.6%	9,969	8.4%	8.9%
2017	5	71	9.4%	12,325	10.4%	11.1%
2018	4	75	10.0%	15,113	12.7%	13.4%
2019	9	119	15.9%	21,500	18.1%	16.9%
After 2019	9	136	18.0%	22,510	18.9%	20.9%

Total	50	752	100%	118,800	100%	100%

(1)	The operating properties have a total of 26 tenants with 50 different lease expiration dates. The top three tenants represented 59% of annualized base rent as of June 30, 2010.
(2)	Raised square footage is that portion of gross building area where the tenants locate their computer servers. The Company considers raised square footage to be the net rentable square footage in each of its facilities.
(3)	One megawatt is equal to 1,000 kW.
(4)	As of August 3, 2010, one of these leases totaling 813 kW and 9,700 raised square feet was renewed and now expires in 2017.

DUPONT FABROS TECHNOLOGY, INC.

Development Projects

As of June 30, 2010

($ in thousands)

Property	Property Location	Gross Building Area (1)	Raised Square Feet (2)	Critical Load MW (3)	Estimated Total Cost (4)	Construction in Progress & Land Held for Development (5)	Percentage Pre-Leased

Current Development Projects
ACC5 Phase II	Ashburn, VA (6)	180,000	88,000	18.2	$140,000 - $150,000	$124,968	88%
NJ1 Phase I	Piscataway, NJ (6)(7)	180,000	88,000	18.2	200,000 - 210,000	173,833	0%
SC1 Phase I	Santa Clara, CA (8)	180,000	88,000	18.2	230,000 - 260,000	49,004	0%
ACC6 Phase I	Ashburn, VA (8)	131,000	66,000	13.0	110,000 - 130,000	5,391	0%

		671,000	330,000	67.6	$680,000 - $750,000	353,196

Future Development Projects/Phases
CH1 Phase II	Elk Grove Village, IL	200,000	90,000	18.2	$ 17,555	17,555
NJ1 Phase II	Piscataway, NJ	180,000	88,000	18.2	45,000 - 50,000	35,347
SC1 Phase II	Santa Clara, CA	180,000	88,000	18.2	50,000 - 60,000	22,980
ACC6 Phase II	Ashburn, VA	131,000	66,000	13.0	25,000 - 30,000	4,401

		691,000	332,000	67.6	$137,555 - $157,555	80,283

Land Held for Development
ACC7	Ashburn, VA	100,000	50,000	10.4	—	3,860
SC2 Phase I/II	Santa Clara, CA	300,000	171,000	36.4	—	2,278

		400,000	221,000	46.8		6,138

Total		1,762,000	883,000	182.0		$439,617

(1)	Gross building area is the entire building area, including raised square footage (the portion of gross building area where the tenants’ computer servers are located), tenant common areas, areas controlled by the Company (such as the mechanical, telecommunications and utility rooms) and, in some facilities, individual office and storage space leased on an as available basis to the tenants.
(2)	Raised square footage is that portion of gross building area where the tenants locate their computer servers. The Company considers raised square footage to be the net rentable square footage in each of its facilities.
(3)	Critical load (also referred to as IT load or load used by tenants’ servers or related equipment) is the power available for exclusive use by tenants expressed in terms of MW or kW (1 MW is equal to 1,000 kW).
(4)	Current development projects include land, capitalization for construction and development, capitalized interest and capitalized operating carrying costs, as applicable, upon completion. Future Phase II development projects include land, underground work and capitalized interest through Phase I opening only; CH1 Phase II project costs includes land, shell and capitalized interest only. Development costs beyond the current projects have not yet been estimated for these properties.
(5)	Amount capitalized as of June 30, 2010.
(6)	Completion expected in the middle of the fourth quarter of 2010.
(7)	As of August 3, 2010, NJ1 Phase I is 6% pre-leased.
(8)	Completion expected during the third quarter of 2011.

DUPONT FABROS TECHNOLOGY, INC.

Debt Summary as of June 30, 2010

($ in thousands)

	Amounts	% of Total	Rates (1)	Maturities (years)
Secured	$347,500	38.7%	4.7%	2.7
Unsecured	550,000	61.3%	8.5%	6.8

Total	$897,500	100.0%	7.0%	5.2

Fixed Rate Debt:
Unsecured Notes	$550,000	61.3%	8.5%	6.8

Fixed Rate Debt	550,000	61.3%	8.5%	6.8

Floating Rate Debt:
Unsecured Credit Facility	—	—	—	2.9
ACC4 Term Loan	197,500	22.0%	3.9%	1.3
ACC5 Term Loan	150,000	16.7%	5.8%	4.4

Floating Rate Debt	347,500	38.7%	4.7%	2.7

Total	$897,500	100.0%	7.0%	5.2

Note:	The Company capitalized interest of $6.3 million and $10.7 million during the three and six months ended June 30, 2010, respectively.
(1)	Rate as of June 30, 2010.

Debt Maturity as of June 30, 2010

($ in thousands)

Year	Fixed Rate		Floating Rate		Total	% of Total	Rates (4)
2010	$—		$1,000	(2)	$1,000	0.1%	3.9%
2011	—		199,100	(2)(3)	199,100	22.2%	3.9%
2012	—		5,200	(3)	5,200	0.6%	5.8%
2013	—		5,200	(3)	5,200	0.6%	5.8%
2014	—		137,000	(3)	137,000	15.3%	5.8%
2015	125,000	(1)	—		125,000	13.9%	8.5%
2016	125,000	(1)	—		125,000	13.9%	8.5%
2017	300,000	(1)	—		300,000	33.4%	8.5%

Total	$550,000		$347,500		$897,500	100%	7.0%

(1)	The Unsecured Notes have mandatory amortizations of $125.0 million due in 2015, $125.0 million due in 2016 and $300.0 million due in 2017.
(2)	The ACC4 Term Loan matures on October 24, 2011 and includes an option to extend the maturity date one year to October 24, 2012 exercisable by the Company upon satisfaction of certain customary conditions. Scheduled principal amortization payments are $0.5 million per quarter.
(3)	The ACC5 Term Loan matures on December 2, 2014 with no extension option. Scheduled principal amortization payments of $1.3 million per quarter start in the third quarter of 2011 or upon economic stabilization, whichever is earlier.
(4)	Rate as of June 30, 2010.

DUPONT FABROS TECHNOLOGY, INC.

Selected Unsecured Debt Metrics

	6/30/10	3/31/10
Interest Coverage ratio (not less than 2.0)	2.2	2.2
Total Debt to Gross Asset Value (not to exceed 60%)	36.2%	41.4%
Secured Debt to Total Assets (not to exceed 40%)	14.0%	16.1%
Total Unsecured Assets to Unsecured Debt (not less than 150%)	193.3%	188.7%

These selected metrics relate to DuPont Fabros Technology, LP’s outstanding unsecured debt. DuPont Fabros Technology, Inc. is the general partner of DuPont Fabros Technology, LP.

Capital Structure as of June 30, 2010

(in thousands except per share data)

Mortgage notes payable			$347,500
Unsecured Notes			550,000

Total Debt			897,500	30.9%
Common Shares	73%	59,234
Operating Partnership (“OP”) Units	27%	22,450

Total Shares and Units	100%	81,684
Common Share Price at June 30, 2010		$24.56

Total Equity			2,006,159	69.1%

Total Market Capitalization			$2,903,659	100.00%

DUPONT FABROS TECHNOLOGY, INC.

Common Share and OP Unit

Weighted Average Amounts Outstanding

	Q2 2010	Q2 2009	YTD Q2 2010	YTD Q2 2009
Weighted Average Amounts Outstanding for EPS Purposes:

Common Shares – basic Shares issued from assumed conversion of	51,087,845	40,035,504	46,602,821	38,576,680
- Restricted Shares	394,601	244,386	401,148	122,193
- Stock options	926,208	337,979	895,145	168,990

Total Common Shares - diluted	52,408,654	40,617,869	47,899,114	38,867,863

Weighted Average Amounts Outstanding for FFO and AFFO Purposes:

Common Shares – basic	51,087,845	40,035,504	46,602,821	38,576,680
OP Units – basic	22,791,360	26,603,547	23,791,948	28,048,395

Total Common Shares and OP Units	73,879,205	66,639,051	70,394,769	66,625,075
Shares and OP Units issued from assumed conversion of
- Restricted Shares	394,601	244,386	401,148	122,193
- Stock options	926,208	337,979	895,145	168,990

Total Common Shares and Units - diluted	75,200,014	67,221,416	71,691,062	66,916,258

Period Ending Amounts Outstanding:

Common Shares	59,233,574
OP Units	22,450,294

Total Common Shares and Units	81,683,868

DUPONT FABROS TECHNOLOGY, INC.

2010 Guidance

The earnings guidance/projections provided below are based on current expectations and are forward-looking.

	Expected Q3 2010 per share	Expected 2010 per share

Earnings per share and unit – diluted	$0.15 to $0.18	$0.49 to $0.57
Depreciation and amortization, net	0.18	0.81 to 0.83

FFO per share and unit – diluted (1)	$0.33 to $0.36	$1.30 to $1.40

2010 Capital Assumptions

Weighted average debt outstanding	$898.0 million
Weighted average interest rate	7.1%
Total interest costs	$63.5 million
Total amortization of deferred financing costs	$5.7 million
Interest expense capitalized	$(21.3) to $(24.9) million
Deferred financing costs amortization capitalized	$(1.9) to $(2.3) million

Total interest expense after capitalization	$42.0 to $46.0 million

Note: Guidance assumes no new debt or equity issued from the date of this release.

2010 Other Guidance Assumptions

Total revenues	$245 to $260 million
Other revenues (included in total revenues)	$8 to $10 million
Straight-line revenues (included in total revenues)	$30 to $36 million
Below market lease amortization, net of above market lease amortization	$3 million
General and administrative expense	$14 to $15 million
Investments in real estate - development	$270 to $290 million
Improvements to real estate excluding development	$3 to $5 million
Estimated required REIT dividend distribution payout	$0.44 per share
Weighted average common shares and OP units - diluted	77.3 million

(1)	Funds from operations, or FFO, is used by industry analysts and investors as a supplemental operating performance measure for REITs. The Company calculates FFO in accordance with the definition that was adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. FFO, as defined by NAREIT, represents net income determined in accordance with GAAP, excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus specified non-cash items, such as real estate asset depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

The Company uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating expenses. The Company also believes that, as a widely recognized measure of the performance of equity REITs, FFO will be used by investors as a basis to compare the Company’s operating performance with that of other REITs. However, because FFO excludes real estate related depreciation and amortization and captures neither the changes in the value of the Company’s properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of the Company’s properties, all of which have real economic effects and could materially impact the Company’s results from operations, the utility of FFO as a measure of the Company’s performance is limited.

While FFO is a relevant and widely used measure of operating performance of equity REITs, other equity REITs may use different methodologies for calculating FFO and, accordingly, FFO as disclosed by such other REITs may not be comparable to the Company’s FFO. Therefore, the Company believes that in order to facilitate a clear understanding of its historical operating results, FFO should be examined in conjunction with net income as presented in the consolidated statements of operations. FFO should not be considered as an alternative to net income or to cash flow from operating activities (each as computed in accordance with GAAP) or as an indicator of our liquidity, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to pay dividends or make distributions.